D a t a L o g i c
INTERNATIONAL

                                                                News Release

          DataLogic International Announces Acquisition of Network Design Specialist BluBat, Inc.

IRVINE, CA, November 22, 2005 - DataLogic International, Inc., (OTC Bulletin
Board: DLGI; Berlin, Frankfurt Stock Exchange: 779612), a provider of communications solutions including GPS-based mobile asset tracking, secured mobile communications and VoIP, today announced the acquisition of network design specialist and consulting company BluBat, Inc., based in Solana Beach, CA. Terms of the acquisition were not disclosed.

BluBat's areas of expertise range from network, systems and software engineering to security and project management. Its customer base includes biotechnology, communications and manufacturing companies, educational entities, federal, state and local government agencies and non-profit enterprises.

BluBat CEO Kim McCaffrey said, "We are excited at the opportunity to add our 15 years of network design and technology consulting experience to DataLogic's intellectual assets as a longtime provider of communications solutions to businesses and governmental agencies nationwide. We feel that this transaction creates a true 'win-win' scenario for both of our companies as well as for our customers."

Keith Moore, Chairman and CEO of DataLogic International, commented, "Network design and expertise is at the heart of our communications offerings, like BounceGPS, and touches on all of DataLogic's customer relationships. The team at BluBat brings another level of value to our core service offerings and will help us meet the demands of the marketplace. BluBat brings proven sales execution, shares our deeply embedded customer service orientation and adds attractive clients to DataLogic's customer base. We look forward to the contributions of the BluBat team in growing our communications solutions."

DataLogic expects that the acquisition of BluBat will add incremental revenue of $2.0 million to the Company's income statement for 2006 and will be accretive to earnings.

About BluBat

BluBat is a network design and project management company that specializes in helping organizations realize dramatic gains through the deployment of advanced information technology. For more information, visit its web site at www.BluBat.com.


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About DataLogic International, Inc.

DataLogic International, Inc. provides communications solutions and consulting services to a wide range of U.S. and international commercial enterprises and governmental agencies. DataLogic provides complete GPS and location based services to rapidly growing markets such as vehicle and asset tracking, public safety and homeland security. The Company offers a cost-effective, fully integrated tracking system for a wide range of markets. DataLogic also provides secure mobile communications, video communications and VoIP solutions as well as Information Technology and consulting services. For more information about DataLogic International, please visit www.dlgi.com.

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as: believe, expect, anticipate, should, planned, will, may, intend, estimated, and potential, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions, the market performance of acquired business entities and assets and other factors such as, but not limited to, those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to DataLogic International or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

ISIN: US23804Q1022

Contact Information:

Keith C. Moore, Chairman and CEO
DataLogic International, Inc.
949-260-0120, ext. 106

Sean Collins, Partner
CCG Investor Relations and Strategic Communications
310-477-9800, ext. 202

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